UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2010

VOYAGER OIL & GAS, INC.

(formerly known as ante4, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2812 1st Ave N, Suite 506
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4902

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2010, the  Board of Directors of Voyager Oil & Gas, Inc. (the “Company”) appointed a new director, Josh Sherman to serve on the Board of Directors.

Mr. Sherman is a Partner at Opportune, LLP, an independent consultancy focused on the energy industry.  Mr. Sherman is currently the partner in charge of the Complex Reporting Group of Opportune in Houston and Denver.  Mr. Sherman has over 12 years experience with the technical aspects of financial reporting, SEC filings and financial due diligence assistance.

Prior to working with Opportune, LLP, Mr. Sherman worked in the audit and global energy markets departments with Deloitte & Touche where he managed the audits of regulated gas and electric utilities, independent power producers and energy trading entities.  A Certified Public Accountant and a member of the American Institute of Certified Public Accountants, Mr. Sherman holds a BBA and a Masters in Accountancy from the University of Texas.

As an independent director, Mr. Sherman will serve as the primary financial expert on the Company’s Board of Directors and will chair the Company’s Audit Committee.  As compensation for his agreement to serve, Mr. Sherman was granted stock options consistent with option grants made to other outside directors.

On November 12, 2010 Bradley Berman tendered his resignation to the Company’s Board of Directors.  Mr. Berman has decided to focus on other business ventures.

The Company issued a press release relating to the changes in its Board of Directors November 18, 2010 which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

99.1         Press release dated November 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2010

VOYAGER OIL & GAS, INC.

/s/ J.R. Reger
J.R. Reger
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

FORM 8-K

VOYAGER OIL & GAS, INC.

Date of Report:	Commission File No.:
November 12, 2010	0-50848

Exhibit No.	ITEM

99.1	Press Release dated November 18, 2010.